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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Kristin Bradfield                                       Caroline Vanderlip
LaForce & Stevens                                       CFN
(212) 242-9353, ext. 187                                (212) 366-4600

Barbara Levin                                           Martin Schneider
iClick                                                  Health Pages
(415) 453-1608                                          (212) 505-0103

             CONSUMER FINANCIAL NETWORK ACQUIRES ICLICK AND HEALTH
                   PAGES TO CREATE INDUSTRY'S ONLY COMPLETE
                       EMPLOYEE-CENTRIC PORTAL SOLUTION

 Additional Acquisition of Living Abroad Establishes CFN as Leading Provider of
                  Integrated Work/Life Self-Service Solutions

ATLANTA, APRIL 18, 2000 - The Consumer Financial Network (CFN), a subsidiary of iXL Enterprises (NASDAQ: IIXL), today announced three strategic acquisitions, which, in combination with CFN's iExpert knowledge management system, will create the industry's most integrated and complete employee-centric portal - clearly positioning CFN as the leader in the employee portal market.

The acquisitions include:

- iClick - a leading provider of Web-based employee and manager self-service solutions that integrate with CFN's YouDecide.com marketplace of voluntary benefits and services.

- Health Pages, the foremost source for health-oriented decision support tools.

- Living Abroad Publishing, an online provider of content and tools for corporate relocation needs.

A key challenge of today's employers is attracting and retaining quality employees, who are working longer hours and balancing the pressures of work and home. The acquisitions will help CFN provide employers with an integrated, Web-based solution that addresses these issues by allowing workforce communities to perform HR, Payroll and Benefits work transactions - and manage daily life, health and financial needs - from a single, online sign-on.

RECENT FUNDING AND ACQUISITIONS DRIVE ACCELERATION OF INTEGRATED SOLUTION

In late March, CFN received strategic investments totaling $130.5 million, representing one of the largest rounds of equity funding for an Internet company. The funding has facilitated CFN's business plan to focus on meeting employers' work/life self-service needs - with a complete and integrated HR benefits solution. The three acquisitions add self-service


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transactions, content and decision support capabilities giving CFN a significant competitive advantage in the employee portal market.

"It is clear that today's employers require a single, integrated solution where employee communities can access, model and take action on the information they need to do their jobs and manage health, wealth and other life issues - a key benefit in sealing the employee/employer relationship," said Cathleen Raffaeli, president and COO of CFN. "As the leader in employee and manager self-service solutions, with a solid reputation for technology innovation and delivery, iClick will be at the center of our employee portal offering. In integrating CFN's robust YouDecide.com health and financial services marketplace with iClick's powerful self-service solutions, CFN's iExpert knowledge management system, Health Pages' robust decision support tools and Living Abroad content, we meet this need now. There is no one else out there that has put the work and life pieces together like we have - once again expanding CFN's footprint as the thought and market leader in the employee portal space."

CFN's existing services are being utilized by some of the biggest names in corporate America, including Delta, GE, Hewlett Packard and USWest. iClick's customers also include Hewlett Packard, as well as Metropolitan Life, Harris Bank, Novell and other Fortune 500 companies. The Health Pages service is provided to 13 million individuals through customized corporate sites including 3M, Chevron, GM, Lucent and Visa. At the close of these acquisitions, CFN will serve 350 plus companies with more than 15 million employees using one or more of its B2B portal solutions.

"We're very excited to join forces with CFN. Both companies share the vision of providing employers with an integrated, work/life-focused portal," said Euan Menzies, Chairman and CEO of iClick. "iClick has the self-service solution in place. CFN has YouDecide.com and the industry's most sophisticated portal architecture and technical infrastructure. The merger therefore provides significant strategic opportunities for both of our companies, employees and investors. But the real winners will be our customers - who now have a single, strong partner to meet their employee self-service needs."

The acquisition of Health Pages will give CFN the premiere online service to support the most important decisions people make in the healthcare arena - selecting a health plan, doctor, hospital, or other medical provider. Drawing from a database that includes nearly every health plan and medical provider in the country, Health Pages' technology allows individuals to search for and compare health plans and providers based upon various quality and performance measures. In addition, Health Pages has a strong and unique heritage of supporting the needs of corporations and their employees.

Notes Martin Schneider, CEO of Health Pages, "We are excited about joining a company with a focus so complementary to our own. CFN brings a set of leading edge technologies, a forward-thinking business orientation and a strong emphasis on the end user that is highly synergistic with Health Pages."


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The addition of Living Abroad Publishing to the CFN portfolio of services greatly enhances the company's corporate relocation product offering. Living Abroad is the foremost source for information about visas, work permits, security, housing, insurance, international schools, taxation, and many other relocation concerns.


ABOUT CONSUMER FINANCIAL NETWORK
CFN is building the premiere portal for consumer financial and health needs at work and at home. For corporations, CFN offers a suite of products that give companies the most flexible and rapidly deployable employee and manager self-service solution for benefits and HR policies. For consumers, CFN offers one destination for learning about, applying and transacting for financial services.

CFN created and launched YouDecide.com (WWW.YOUDECIDE.COM), a sophisticated e-commerce web site for marketing financial services and related benefits to individual consumers over the Internet, supported by assistance from trained consumer advisors, available through email and by phone.

In October 1999, CFN acquired iExpert, the most advanced technology for personalizing and managing information on benefits and human resource information over the Web. By drawing on a vast library of HR and benefit information, and tying this information to individual employee characteristics, iExpert provides the ability to generate personalized information to the individual employee level.

ABOUT ICLICK
iClick, headquartered in White Plains, NY, is a pioneer in developing Web-based, employee-centric portal and self-service solutions. iClick's ClickHR, the industry's first and most comprehensive suite of Web-based self-service applications, is licensed by leading Fortune companies including Metropolitan Life, Hewlett Packard, Harris Bank and Novell.

ABOUT HEALTH PAGES
Health Pages provides the premiere online service to support the most important decisions people make in the healthcare arena - selecting a health plan, doctor, hospital, or other medical provider. Drawing from a database that includes nearly every health plan and medical provider in the country, Health Pages' technology allows individuals to search for and compare health plans and providers based upon various quality and performance measures. In addition, Health Pages has a strong and unique heritage of supporting the needs of corporations and their employees.

ABOUT LIVING ABROAD
Living Abroad is the foremost source for information about visas, work permits, security, housing, insurance, international schools, taxation and many other relocation concerns for corporations both domestically and internationally. With Affiliate Company and content relationships in more than 80 countries around the world, Living Abroad serves its client


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base of more than 45 major corporations with the broadest content available in the corporate marketplace.

ABOUT IXL, INC.
iXL, Inc. is a premier Internet consulting firm, offering end-to-end strategic, creative and technology solutions to businesses. From assessment and design to rapid implementation, iXL partners with clients to provide integrated Internet services that bring ideas to action - faster. With more than 20 offices in the United States, Europe and Japan, iXL is a business unit of iXL Enterprises, Inc. (NASDAQ: IIXL). For more information, visit http://www.ixl.com.


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